As filed with the Securities and Exchange Commission on April 27, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

J and Friends Holdings Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Room 02/a, 7/F, A T Tower, 180 Electric Road
North Point, Hong Kong
+852 5649 4870
(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
+1 (302) 738-6680
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Will H. Cai, Esq.
Jie Zhang, Esq.
Cooley LLP
c/o 35/F Two Exchange Square
8 Connaught Place
Central, Hong Kong
+852 3758-1200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 27, 2026
PROSPECTUS
J and Friends Holdings Limited
US$150 million
American Depositary Shares
Class A ordinary shares
Preferred Shares
Debt Securities
Warrants
Subscription Rights
Units
We may offer, issue and sell from time to time up to US$150 million, or its equivalent in any other currency, currency units, or composite currency or currencies, of our securities. These securities include American depositary shares, or ADSs, each representing 35 Class A ordinary shares, par value US$0.000125 per share; Class A ordinary shares; preferred shares; debt securities; warrants to purchase Class A ordinary shares; subscription rights; and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake. We refer to our ADSs, Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and units collectively as “securities” in this prospectus.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.
We may, from time to time, sell the securities directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts.
Our ADSs are listed on the Nasdaq Global Market under the symbol “JF.” On April 24, 2026, the closing price of our ADSs on the Nasdaq Global Market was US$1.0800 per ADS.
As of April 24, 2026, the aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, was approximately US$11.9 million, which was calculated based on 386,405,862 Class A ordinary shares issued and outstanding held by non-affiliates and a per ADS price of US$1.0800 as reported on the Nasdaq Global Market on such date. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on this registration statement with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below US$75 million.
Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed under “Risk Factors” starting from page 8 of this prospectus and in any applicable prospectus supplement and “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
J and Friends Holdings Limited, or JF Cayman, is the ultimate Cayman Islands holding company with no material operations of its own. Historically, JF Cayman carried out its business in mainland China through (i) its wholly foreign-invested enterprises in mainland China, or the WFOEs, including Aixin Times (Chengdu) Enterprise Management Co., Ltd., or Aixin Times Chengdu, and Aixin Times (Beijing) Enterprise Management Co., Ltd., or Aixin Times Beijing, and (ii) the WFOEs’ respective contractual arrangements, commonly known as the VIE structures, with the Anquying (Tianjin) Technology Co., Ltd., or Anquying Tianjin, Pintec Jinke (Beijing) Technology Information Co., Ltd., or Beijing Jinke, Beijing Hongdian Fund Distributor Co., Ltd., or Beijing Hongdian, and Beijing Xinshun Dingye Technology Co., Ltd., or Beijing Xinshun, collectively, the VIEs, and their respective shareholders. In November 2025, JF Cayman entered into a Share Transfer Agreement to dispose of its equity interests in Romantic Park Holdings Limited, or Romantic Park, a Cayman Islands entity indirectly holding the entire equity interest in the WFOEs. All the VIEs were divested along with

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
the disposal, and following the divestment, JF Cayman is no longer considered the ultimate beneficiary of any VIEs and does not hold any variable interest entity.
Following the divestment of our mainland China business in 2025 and since we no longer have any revenue-generating operations in China, we believe that we are no longer subject to PRC laws, regulations or regulatory oversight in relation to the divested business, and we believe that the risk of being penalized for violations of such PRC laws, regulations or regulatory oversight is relatively low in relation to the remaining subsidiaries in mainland China without any revenue. However, PRC authorities may exercise broad discretion in interpreting and enforcing PRC laws, and the scope of such laws may be applied extraterritorially or in ways that differ from our expectations. Accordingly, PRC regulators may take a different view and could seek to assert jurisdiction over us or subject us to PRC regulatory requirements. Any such assertion could result in regulatory inquiries, compliance obligations, increased costs, or other adverse consequences. For a detailed description of the risks associated with our corporate structure, see risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Operations Across Multiple Jurisdictions” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Historically, under the contractual arrangements, our ability to pay dividends to the shareholders and to service any debt we incurred highly depended upon dividends paid by the WFOEs to us and service fees paid by the VIEs to the WFOEs, despite that we may obtain financing at the holding company level through other methods. For instance, if any of the WFOEs or the VIEs incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us and our shareholders, as well as the ability to settle amounts owed under the contractual arrangements. In 2023, 2024 and 2025, the total amount of cash paid by·the VIEs to the WFOEs was US$0.5 million, US$3.1 million and US$0.4 million, respectively, including the service fees that the VIEs paid to the WFOEs under the contractual arrangements of US$0.2 million, nil and nil. After our acquisition of equity interests in ZIITECH Pty Ltd, or ZIITECH, in September 2025 and disposal of equity interests in Romantic Park in October 2025, our ability to pay dividends to the shareholders and to service any debt we may incur, highly depends upon dividends paid by our subsidiaries outside mainland China. Historically, we did not pay any dividends or make any distributions to shareholders, including any U.S. investors, nor do we have any present plan to pay any cash dividends in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For more details, see “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our ordinary shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Our auditor, Marcum Asia CPAs LLP, headquartered in New York, New York, was not included in the list of PCAOB identified firms pursuant to the 2021 determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC by then, we may be identified as a Commission-Identified Issuer. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and the possibility of being a Commission-Identified Issuer and risk of delisting could continue to adversely affect the trading price of our securities. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business — If the PCAOB is unable to inspect our auditors as required under the Holdings Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is              , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. We may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis.
We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). We are offering to sell, and seeking offers to buy, securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
All references to “we,” “us,” “our,” or similar terms used in this prospectus refer to J and Friends Holdings Limited, formerly known as Pintec Technology Holdings Limited, its subsidiaries, and, in the context of describing our operations and consolidated financial information, its former VIEs in mainland China.
“PRC” or “China” refers to the People’s Republic of China and “US$” or “U.S. dollars” refers to the legal currency of the United States.
For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.
Company Overview
We are a Nasdaq-listed group providing merchant digitalization and commerce-enablement solutions to small and medium enterprises (“SME”). Our solutions feature critical functionality that SMEs need to engage with consumers, manage their operations, accept payments, and grow their business. Such solutions empower single- and multi-location retailers, restaurants and other SMEs to compete successfully in an omni-channel market environment by engaging with consumers across online, mobile, and physical channels. Substantially all of our current operations are conducted in Australia. We plan to expand globally through a combination of organic growth, selective international scaling and strategic initiatives, including white-label cooperation in certain markets and acquisition-driven growth.
We currently offer three types of solutions that catering to SMEs’ evolving commerce needs: food and beverage (“F&B”) solution, retail solution, and payment solution. We deliver these solutions through modular components that can be seamlessly integrated with third-party systems and service providers through APIs and other integration tools. Our customers and counterparties may adopt our solutions on a standalone basis or as bundled offerings, which allows them to leverage our capabilities while focusing on their core businesses.
Our F&B solution enables restaurants, cafés and other hospitality merchants to digitize core front-of-house and back-of-house workflows, including order intake, menu management, kitchen coordination and store-level reporting, while supporting omni-channel operations across dine-in, takeaway and online ordering. These merchants typically require reliable, real-time workflow management during peak service periods and benefit from tools that standardize operations across single-store and multi-store settings.
In addition, we offer an integrated retail solution designed to support merchants across retail and, in certain cases, wholesale workflows. Our retail solution enables merchants to manage checkout and store operations while digitizing inventory and purchasing workflows to improve operational efficiency, reduce shrinkage, and support expansion. Target customers include supermarkets, convenience stores, specialty retail stores and other merchants that require high-throughput checkout, inventory accuracy and frequent price and product updates.
We also offer payment enablement capabilities that allow merchants to accept and manage electronic payments in connection with their in-store and omni-channel commerce activities. Our payment solution is designed to help merchants streamline checkout, improve settlement visibility and offer customers a full suite of convenient payment methods, including credit and debit cards, digital wallets, bank transfers, prepaid cards, and other local and alternative payment methods popular across key markets, including through integrations with third-party payment processors and acquiring partners. These merchants seek a seamless payment experience that is integrated into their operating workflows.
Our Organizational Structure
The following diagram illustrates our corporate structure, including our principal subsidiaries as of the date of this prospectus.

Shareholders’ Agreement with ZIITECH and its Other Shareholders
In September 2025, we acquired a 25.0% ordinary shareholding in ZIITECH in exchange for the issuance of 83,726,789 Class A ordinary shares to the transferors. In connection with the acquisition, we entered into a shareholders’ agreement with ZIITECH and its other shareholders on September 3, 2025, (the “ZIITECH Shareholders’ Agreement”), pursuant to which we are entitled to appoint two-thirds of the members of the board of directors of ZIITECH and have a substantive veto right over matters requiring shareholder resolutions.
Under U.S. GAAP, an entity is required to consolidate another entity when it has a controlling financial interest in that entity. A controlling financial interest may be established not only through majority voting equity ownership, but also through contractual or other arrangements that confer upon an entity the power to direct the activities of another entity that most significantly impact its economic performance. As the board of directors of ZIITECH has the authority to make decisions with respect to the most significant financial and operating activities of ZIITECH, and we are entitled to appoint two-thirds of its directors pursuant to the ZIITECH Shareholders’ Agreement and a substantive veto right over matters requiring shareholder resolutions, we have concluded that we possess the power to direct ZIITECH’s relevant activities through our board representation rights.
Accordingly, we determined that we obtained a controlling financial interest in ZIITECH for purposes of U.S. GAAP, notwithstanding our 25.0% ordinary shareholding, by virtue of the rights conferred upon us under the ZIITECH Shareholders’ Agreement. As a result, we began consolidating ZIITECH’s financial statements into our consolidated financial statements with effect from September 3, 2025, with the remaining interests held by the other shareholders of ZIITECH recognized as noncontrolling interests in our consolidated financial statements.
Our Historical VIE Structures
J and Friends Holdings Limited is the ultimate Cayman Islands holding company with no material operations of its own. Historically, JF Cayman carried out its business in mainland China through the WFOEs and their respective contractual arrangements, commonly known as the VIE structures, with the VIEs based in mainland China and their respective shareholders. In November 2025, JF Cayman entered into a Share Transfer Agreement to dispose of its equity interests in Romantic Park, a Cayman Islands entity indirectly holding the entire equity interest in the WFOEs. All the VIEs were divested along with the disposal, and following the divestment, JF Cayman is no longer considered as the ultimate beneficiary of any VIEs and does not hold any variable interest entity.
The former VIE structures were established through a series of agreements, including those by and among Aixin Times Chengdu, Anquying Tianjin, and the shareholders of Anquying Tianjin, those by and among Aixin Times Beijing, Beijing Xinshun and the shareholders of Beijing Xinshun, those by and among Aixin Times Beijing, Beijing Jinke and the shareholders of Beijing Jinke, and those by and among Aixin Times Beijing, Beijing Hongdian and the shareholders of Beijing Hongdian. The series of agreements generally comprises executive business cooperation agreements (or exclusive technology consulting and service agreement), equity pledge agreements, exclusive option agreements, shareholders’ voting rights proxy agreements and spousal consent letters. Under the contractual arrangements, we (i) were considered as the primary beneficiary of the VIEs for accounting purposes and consolidate the financial results of the VIEs, (ii) received substantially all of the economic benefits of the VIEs, (iii) had the pledge right over the equity interests in the VIEs as the pledgee, and (iv) had an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law, until we disposed of our equity interests in the WFOEs in November 2025. See “Item 4. Information on the Company — C. Organizational Structure — Historical Contractual Arrangements with Our Former VIEs” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Our Historical Operations and Applicable Regulatory Permissions in the PRC
Historically, we, through the WFOEs and the VIEs, conducted our operations in mainland China, which are governed by PRC laws and regulations. In November 2025, in connection with our disposal of equity interests in Romantic Park, all of the WFOEs and VIEs were divested. As of the date of this prospectus, we had PRC subsidiaries, PrimeStart (Beijing) Enterprise Management Co., Ltd., wholly owned by Next Hop Hong Kong Limited, and Beijing YJZY Tech Co., Ltd., wholly owned by ZIITECH, and no longer have any revenue-generating operations in China.
Following the divestment of our mainland China business in 2025 and since we no longer have any revenue-generating operations in China, we believe that we are no longer subject to PRC laws, regulations or regulatory oversight in relation to the divested business, and we believe that the risk of being penalized for violations of such PRC laws, regulations or regulatory oversight is relatively low in relation to the above two subsidiaries in mainland China without any revenue. However, PRC authorities may exercise broad discretion in interpreting and enforcing PRC laws, and the scope of such laws may be applied extraterritorially or in ways that differ from our expectations. Accordingly, PRC regulators may take a different view and could seek to assert jurisdiction over us or subject us to PRC regulatory requirements. Any such assertion could result in regulatory inquiries, compliance obligations, increased costs, or other adverse consequences. For regulatory risks associated with our historical operations in mainland China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Operations Across Multiple Jurisdictions” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Summary of Risk Factors
Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Risks Relating to Our Business
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We underwent a series of corporate restructuring in 2025. We are at an early stage of business transformation, and may not be able to effectively implement our future business strategies and investment, in which case our business and results of operations may be materially and adversely affected

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Investments in and acquisitions of assets, technologies and businesses may fail and may result in equity dilution or significant diversion of management attention.

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Our technology systems may fail to operate as intended, and any interruption, defect or cybersecurity incident could harm our business and adversely affect our results of operations.

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If the PCAOB is unable to inspect our auditors as required under the Holdings Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections.

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If we fail to comply with laws and contractual obligations related to data privacy and protection, our business, results of operations and financial condition could be materially and adversely affected.

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If any wealth management financial product or service previously provided by us or the business practices of us or any of our financial partners for our historical financial solution business are deemed to violate any PRC laws or regulations, our business, financial condition and results of operations could be materially and adversely affected.

Risks Relating to Our Operations Across Multiple Jurisdictions
•
There is uncertainty regarding the identification of whether we are a non-PRC company. The Chinese government exercises discretion in interpreting and enforcing PRC laws, and therefore may exert oversight and supervision over the manner in which we must conduct our business activities and may intervene or influence our operations at any time in accordance with the applicable laws and regulations, which could result in a material change in our operations and the value of our ADSs.

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There is uncertainty whether our subsequent securities offerings are subject to additional compliance procedures, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China.

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We cannot assure you that our prior involvement with PRC entities disposed of in 2025 will not continue to adversely affect us. Our previous affiliations with such entities may give rise to residual risks that could materially and adversely affect our business, results of operations, financial condition, and reputation.

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Limitations on credit enhancement may adversely affect our access to funding.

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Our historical financial solution business may be deemed to operate a financing guarantee business by the PRC regulatory authorities.

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Our historical financial solution business subject us to regulatory uncertainties relating to consumer finance in mainland China, which could harm our business, financial condition and results of operations.

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Regulatory uncertainties relating to campus online lending may materially and adversely affect our business and results of operations

Risks Relating to Our ADSs
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The trading price of our ADSs has declined significantly since listing, and our ADSs could be delisted from Nasdaq or trading could be suspended, which could result in substantial losses to investors.

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The sale or availability for sale of substantial amounts of our ADSs could adversely affect their market price.

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Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

Cash Flows Through Our Organization
Historically, under the contractual arrangements, our ability to pay dividends to the shareholders and to service any debt we incurred highly depended upon dividends paid by the WFOEs to us and service fees paid by the VIEs to the WFOEs, despite that we may obtain financing at the holding company level through other methods. For instance, if any of the WFOEs or the VIEs incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us and our shareholders, as well as the ability to settle amounts owed under the contractual arrangements. In 2023, 2024 and 2025, the total amount of cash paid by·the VIEs to the WFOEs was US$0.5 million, US$3.1 million and US$0.4 million, respectively, including the service fees that the VIEs paid to the WFOEs under the contractual arrangements of US$0.2 million, nil and nil.
After our acquisition of equity interests in ZIITECH in September 2025 and disposal of equity interests in Romantic Park in November 2025, our ability to pay dividends to the shareholders and to service any debt we may incur, highly depends upon dividends paid by our subsidiaries outside mainland China. Historically, we did not pay any dividends or make any distributions to shareholders, including any U.S. investors, nor do we have any present plan to pay any cash dividends in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For more details, see “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
For the years ended December 31, 2023, 2024 and 2025, the cash flows that have occurred between JF Cayman, the WFOEs, the VIEs and subsidiaries are summarized as the following:
	For the Year Ended December 31,
	2023	2024	2025(1)
	US$	US$	US$
	(in thousands)
Cash received by parent company from equity owned subsidiaries	3,981	—	591
Cash paid by VIEs to equity owned subsidiaries	263	193	146
Cash received by VIEs from equity owned subsidiaries	2,848	179	84
Cash paid by WFOEs to equity owned subsidiaries	1,885	145	253
Cash received by WFOEs from equity owned subsidiaries	—	—	—
Cash paid by VIEs to WFOEs	459	3,082	356
Cash received by VIEs from WFOEs	316	499	162

Note:
(1)
The VIE structure in mainland China was terminated in November 2025, in connection with our disposal of equity interests in Romantic Park.

Corporate Information
J and Friends Holdings Limited was incorporated in the Cayman Islands in March 2017. Our ADSs, each representing 35 Class A ordinary shares, par value US$0.000125 per share, currently trade on the Nasdaq Global Market under the symbol “JF.”
Our principal executive offices are located at Room 02/a, 7/F, A T Tower, 180 Electric Road, North Point, Hong Kong. Our telephone number at this address is +852 5649 4870. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd., P.O. Box 472, Harbour Place, 2nd Floor, North Wing, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.
Additional information about our company is included in the documents incorporated by reference in this prospectus, including our Annual Report on Form 20-F for our fiscal year ended December 31, 2025 filed with the SEC on April 24, 2026. See “Incorporation of Documents by Reference” in this prospectus.
Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:
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we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

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for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

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we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

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we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

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we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

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we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors under “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference herein and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.
In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” as well as statements in the future tense or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
Any statements in this prospectus or in the documents incorporated by reference herein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, these forward-looking statements include, without limitation, statements regarding:
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our goals and strategies;

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our future business development, financial condition and results of operations;

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expected changes in our revenues, costs or expenditures;

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our expectations regarding demand for and market acceptance of our services;

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competition in our industry;

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risks related to our operations across multiple jurisdictions; and

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government policies and regulations relating to our industry.

You should refer to “Risk Factors” in Item 3.D. to our most recent Annual Report on Form 20-F filed with the SEC on April 24, 2026 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
You should read this prospectus (as supplemented or amended), together with the documents we have filed with the SEC that are incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus and the information incorporated by reference in this prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus and in the information incorporated by reference in this prospectus is generally reliable, such information is inherently imprecise.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS
Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes.

TAXATION
Certain information relating to Cayman Islands and PRC taxation is incorporated by reference into this prospectus from the section headed “Item 10. Additional Information — E. Taxation” in our most recent Annual Report on Form 20-F, which is incorporated by reference herein. To the extent such information constitutes statements of Cayman Islands or PRC law, such statements represent the opinion of our Cayman Islands and PRC legal counsel, respectively.
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.
Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We may sell the securities described in this prospectus from time to time in one or more of the following ways:
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to or through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us or on our behalf may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may distribute securities from time to time in one or more of transactions:
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at a fixed price or prices, which may be changed;

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at prices relating to prevailing market prices at the time of sale;

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at varying prices determined at the time of sale; or

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at negotiated prices.

A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents;

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any public offering price or purchase price of the securities or other consideration therefor, and the proceeds from such sale;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers
If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.
Direct Sales
We may also sell securities directly without using agents, underwriters, or dealers.
Market Making, Stabilization and Other Transactions
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.
Derivative Transactions and Hedging
We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Loan of Pledge of Securities
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.
General Information
We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

DESCRIPTION OF SHARE CAPITAL
General
We are a Cayman Islands company and our affairs are governed by our seventh amended and restated memorandum and articles of association, or our memorandum and articles of association, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below.
As of the date of this prospectus, our authorized share capital is US$250,000 divided into 2,000,000,000 shares of a par value of US$0.000125, comprising of (i) 750,000,000 Class A ordinary shares of a par value of US$0.000125 each, (ii) 250,000,000 Class B ordinary shares of a par value of US$0.000125 each, and (iii) 1,000,000,000 shares of no specific class of a par value of US$0.000125 each.
The following are summaries of material provisions of our memorandum and articles of association as well as the Companies Act (As Revised) insofar as they relate to the material terms of our ordinary shares.
Exempted Company
We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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an exempted company is generally not required to open its register of members for inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as an exempted limited duration company; and

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an exempted company may register as a segregated portfolio company.

Ordinary shares
General
All of our outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and issued when registered in our register of members. Our company will issue only non-negotiable shares, and will not issue bearer or negotiable shares.
Register of Members
Under Cayman Islands law, we must keep a register of members and there should be entered therein:
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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

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the date on which the name of any person was entered on the register as a member;

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the date on which any person ceased to be a member; and

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whether each category of shares held by a member carries voting rights under the articles of association of the company and, if so, whether such voting rights are conditional.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of our initial public offering, the register of members was updated to record and give effect to the issue of shares by us to the Depositary (or its nominee) as the Depositary. Once our register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name.
If the name of any person is entered in or omitted from our register of members without sufficient cause, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Ordinary shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class B ordinary share shall entitle the holder thereof to fifteen (15) votes on all matters subject to vote at our general meetings, and each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at our general meetings, until the date when one or more of Mr. Wei Wei, Mr. Jun Dong and Ms. Xiaomei Peng on an aggregate basis cease to beneficially own no less than 10,356,499 ordinary shares (including both Class A ordinary shares and Class B ordinary shares), representing 20% of the total issued and outstanding Class B ordinary shares immediately prior to our initial public offering, as adjusted for share splits, share dividends, recapitalization and the like. Immediately following the foregoing date, each Class B ordinary share will entitle its holder to only one vote, rather than fifteen. Our ordinary shares are issued in registered form and are issued when registered in our register of members.
Conversion.   Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale of Class B ordinary shares by a holder thereof to any person other than our three core founders, Mr. Wei Wei, Mr. Jun Dong and Ms. Xiaomei Peng, or any entity which is not affiliated with any of the three core founders, such Class B ordinary shares are automatically and immediately converted into the same number of Class A ordinary shares. Each Class B ordinary share beneficially owned by any core founder is automatically converted into one Class A ordinary share, if at any time the core founder ceases to be a director or employee of our company or ceases to have the capability to make business decisions on behalf of our company due to health reasons.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or shareholders in general meeting (provided always that dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business).
Voting Rights
Holders of ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each holder of Class B ordinary shares is entitled to fifteen votes per share, subject to certain conditions, and each holder of our Class A ordinary shares is entitled to one vote per share on all matters submitted to them for a vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

Travers Thorp Alberga, our counsel as to Cayman Islands law, has advised that such voting structure is in compliance with current Cayman Islands law as in general terms, a company and its shareholders are free to provide in the articles of association for such rights as they consider appropriate, subject to such rights not being contrary to any provision of the Companies Act and not inconsistent with common law. Travers Thorp Alberga has confirmed that the inclusion in our amended and restated memorandum and articles of association of provisions giving weighted voting rights to specific classes of shareholders generally or to specific classes of shareholders on specific resolutions is not prohibited by the Companies Act. Further, weighted voting provisions have been held to be valid as a matter of English common law and therefore it is expected that such would be upheld by a Cayman Islands court.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company entitled to vote, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.
Transfer of Ordinary Shares
Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
However, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of shares;

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the instrument of transfer is properly stamped, if required;

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the ordinary shares transferred are free of any lien in favor of us;

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any fee related to the transfer has been paid to us; and

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in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.
Liquidation
On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately. We are a “limited liability” company registered under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum of association contains a declaration that the liability of our members is so limited.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares
We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business and subject to compliance with statutory procedures. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares
If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of shares of that class by the holders of two-thirds of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation or issue of further shares ranking pari passu with such existing class of shares. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
General Meetings of Shareholders and Shareholder Proposals
As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by the chairman or a majority of our board of directors. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the total voting power of the outstanding shares in our company.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any shareholders holding shares representing in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of the company, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Election and Removal of Directors
Unless otherwise determined by our company in general meeting, our articles provide that our board will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit.

The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board.
Our shareholders may also appoint any person to be a director by way of ordinary resolution.
A director may be removed with or without cause by ordinary resolution.
Proceedings of Board of Directors
Our memorandum and articles of association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for board meetings may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.
Our memorandum and articles of association provide that the board may from time to time at its discretion exercise all powers of our company to raise or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.
Inspection of Books and Records
Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we intend to provide our shareholders with annual audited financial statements.
Changes in Capital
Our authorized share capital is US$250,000 divided into 2,000,000,000 shares of a par value of US$0.000125 each, comprising of (i) 750,000,000 Class A ordinary shares of a par value of US$0.000125 each, (ii) 250,000,000 Class B ordinary shares of a par value of US$0.000125 each, and (iii) 1,000,000,000 shares of no specific class of a par value of US$0.000125 each.
Subject to our amended and restated memorandum and articles, all shares for the time being unissued shall be under the control of the directors who may, in their absolute discretion and without the approval of the shareholders, cause us to:
(a)
issue, allot and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)
grant rights over shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding shares, at such times and on such other terms as they think proper; and

(c)
grant options with respect to shares and issue warrants or similar instruments with respect thereto.

The directors may authorize the division of shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the directors or by an ordinary resolution of the shareholders. The directors may issue shares with such preferred or other rights, all or any of which may be greater than the rights of our ordinary shares, at such time and on such terms as they may think appropriate. The directors may issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholder; provided, however, before any preferred shares of any such series are issued, the directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

Our shareholders may from time to time by ordinary resolution:
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increase our share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

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cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, subject to compliance with the Companies Act of the Cayman Islands, reduce our share capital or any capital redemption reserve in any manner permitted by law.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made and who must, in addition, represent seventy-five percent in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and approved by holders of 90% of the shares affected, the offeror may, at any time within two months after the shareholder approval, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Lawsuits
In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:
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an act which is illegal or ultra vires;

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an act which, although not ultra vires, could only be effected duly if authorized by a special or qualified majority vote that has not been obtained; and

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an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that our directors and officers shall be indemnified against all actions, costs, charges, expenses, losses and damages incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association
Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provides that, on the requisition of any two or more shareholders holding shares representing in aggregate not less than one-third of the total voting rights in the paid up capital of our company, the board shall convene an extraordinary general meeting.

However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed by ordinary resolution of our shareholders.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class only with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our memorandum and articles of association may only be amended by special resolution of our shareholders.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
Directors’ Power to Issue Shares
Under our memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 35 Class A ordinary shares (or a right to receive 35 Class A ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited ordinary shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement between us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. See “Where You Can Find Additional Information” for directions on how to obtain copies of those documents.
Dividends and Other Distributions
How will you receive dividends and other distributions on the ordinary shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Ordinary shares.   The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited ordinary share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver an ADR evidencing those ADSs to the ADS holder.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or other applicable documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting far enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
If we asked the depositary to solicit your instructions at least 45 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, the depositary will give us a discretionary proxy to vote the Class A ordinary shares underlying your ADSs on any matter at the meeting provided that we give the depositary a written confirmation sufficiently in advance of the meeting that:
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we wish a proxy to be given to a person of our choice,

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we reasonably do not know of any substantial opposition to the matter, and

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the matter is not materially adverse to the interests of shareholders.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses
Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide services that require a fee until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay ADS holders any proceeds, or send ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange on which they were listed and do not list the ADSs on another exchange;

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we appear to be insolvent or enter insolvency proceedings

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system.

The depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the ordinary shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges; or

•
when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Pre-release of ADSs
The deposit agreement does not permit the depositary to deliver ADSs before deposit of the underlying ordinary shares.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:
•
the title and nominal value of the preferred shares;

•
the number of preferred shares we are offering;

•
the liquidation preference per preference share, if any;

•
the issue price per preference share (or if applicable, the calculation formula of the issue price per preference share);

•
whether preferential subscription rights will be issued to existing shareholders;

•
the dividend rate per preference share, dividend period and payment dates and method of calculation for dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•
the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

•
the procedures for any auction and remarketing, if any;

•
the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•
any listing of the preferred shares on any securities exchange or market;

•
whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•
voting rights, if any, of the preferred shares;

•
preemption rights, if any;

•
other restrictions on transfer, sale or assignment, if any;

•
a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

•
any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•
any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.
When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES
We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.
The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.
We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:
•
the title of the debt securities;

•
the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

•
the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•
any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

•
any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities;

•
the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities;

•
any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•
any addition to or change in the covenants described in the indenture with respect to the debt securities;

•
whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•
a discussion of material income tax considerations applicable to the debt securities;

•
any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued and exercised;

•
the currency or currencies in which the price of such warrants will be payable;

•
the securities purchasable upon exercise of such warrants;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
any material Cayman Islands or United States federal income tax consequences;

•
the antidilution provisions of the warrants, if any; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•
the title of such subscription rights;

•
the securities for which such subscription rights are exercisable;

•
the exercise price for such subscription rights;

•
the number of such subscription rights issued to each shareholder;

•
the extent to which such subscription rights are transferable;

•
if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•
the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•
the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•
any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any unit agreement under which the units will be issued;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

EXPENSES
We will incur a SEC registration fee of US$20,715.00, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS
We are being represented by Cooley LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of our Class A ordinary shares represented by the ADSs offered in this offering and certain other legal matters of Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to PRC law will be passed upon for us by Beijing Shihui Law Firm. Cooley LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Beijing Shihui Law Firm with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of J and Friends Holdings Limited, formerly known as Pintec Technology Holdings Limited, as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The office of Marcum Asia CPAs LLP is located at Suite 830, 7 Penn Plaza New York, NY, 10001.

ENFORCEMENT OF CIVIL LIABILITIES
We were incorporated in the Cayman Islands in order to enjoy the following benefits:
•
political and economic stability;

•
an effective judicial system;

•
a favorable tax system;

•
the absence of exchange control or currency restrictions; and

•
the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•
Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Puglisi & Associates, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Travers Thorp Alberga, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Travers Thorp Alberga has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
The documents we are incorporating by reference are:
•
our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 24, 2026;

•
the description of the securities contained in our registration statement on Form 8-A12B initially filed with the SEC on October 19, 2018, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
J and Friends Holdings Limited
Room 02/a, 7/F, A T Tower, 180 Electric Road
North Point, Hong Kong
+852 5649 4870
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.   Exhibits.
The following exhibits are filed with this registration statement or are incorporated herein by reference.
Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
4.1	Registrant’s Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.3 to our registration statement on Form F-1 (File No. 333-226188), as amended, initially filed with the SEC on July 16, 2018)
4.2	Deposit Agreement (incorporated by reference to Exhibit 4.3 to our registration statement on Form F-1 (File No. 333¬226188), as amended, initially filed with the SEC on July 16, 2018)
4.3	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated by reference to Exhibit 4.2 to our registration statement on Form F-1 (File No. 333-226188), as amended, initially filed with the SEC on July 16, 2018)
4.4*	Registrant’s Specimen Certificate for Preferred Shares and Form of Certificate of Designations of Preferred Shares
4.5*	Form of Indenture (including form of Debt Securities)
4.6*	Form of Warrant Agreement (including Warrant Certificate)
4.7*	Form of Subscription Right Agreement (including form of Right Certificate)
4.8*	Form of Unit Agreement (including form of Unit Certificate)
4.9	Description of Securities (incorporated herein by reference to Exhibit 2.4 to the Annual Report on Form 20-F (File No. 001-38712) filed with the Securities and Exchange Commission on April 24, 2026)
5.1†	Opinion of Travers Thorp Alberga regarding the validity of the securities being registered and certain Cayman Islands legal matters
8.1†	Opinion of Travers Thorp Alberga regarding certain Cayman Islands legal matters (included in Exhibit 5.1)

Exhibit Number	Exhibit Description
8.2†	Opinion of Beijing Shihui Law Firm regarding certain PRC legal matters
23.1†	Consent of Marcum Asia CPAs LLP, an independent registered public accounting firm
23.2†	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
23.3†	Consent of Beijing Shihui Law Firm (included in Exhibit 8.2)
24.1†	Powers of Attorney (included on the signature page)
107†	Filing Fee Table

*
To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K and incorporated herein by reference.

†
Filed with this registration statement on Form F-3.

Item 10.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in China, on April 27, 2026.
J and Friends Holdings Limited
By:
/s/ Zexiong Huang

Name:
Zexiong Huang

Title:
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Xin Yang, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstituting, for and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Zexiong Huang Zexiong Huang	Director, Chief Executive Officer (Principal Executive Officer)	April 27, 2026
/s/ Xin Yang Xin Yang	Director, Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2026
/s/ Jun Dong Jun Dong	Chairman of the Board of Directors	April 27, 2026
/s/ Hao Liu Hao Liu	Director	April 27, 2026
/s/ Sen Lin Sen Lin	Director	April 27, 2026
/s/ Eun Jung Shin Eun Jung Shin	Director	April 27, 2026
/s/ Dawei Chen Dawei Chen	Director	April 27, 2026

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of J and Friends Holdings Limited, has signed this registration statement in Newark, Delaware on April 27, 2026.
Authorized U.S. Representative
Puglisi & Associates
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director